UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): September 23, 2026

MOLECULIN BIOTECH, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-37758	47-4671997
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

5300 Memorial Drive, Suite 950, Houston, TX 77007
(Address of principal executive offices and zip code)

(713) 300-5160
(Registrant’s telephone number, including area code)

(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-14(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).          Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol (s)	Name of each exchange on which registered
Common Stock, par value $.001 per share	MBRX	The NASDAQ Stock Market LLC

Item 7.01	Regulation FD Disclosure

On September 23, 2026, Moleculin Biotech, Inc. (the “Company”), issued a press release which announced that the Mexican Patent Office has granted Patent No. 436849, further strengthening the Company's global intellectual property portfolio protecting its proprietary lung-targeted liposomal Annamycin technology.

A copy of the press release is attached to this report as Exhibit 99.1 and is incorporated by reference herein.

The information contained in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, is being furnished and shall not be “filed” for the purpose of the Securities Exchange Act of 1934, as amended (“Exchange Act”), nor shall it be incorporated by reference in any filing under the Exchange Act or the Securities Act of 1933, as amended (“Securities Act”), unless specifically identified therein as being incorporated by reference.

Item 8.01	Other Events

As previously reported, in July 2025 the Company entered into an At Market Offering Agreement (the "Agreement") with Roth Capital Partners, LLC (the "Roth"). Pursuant to the terms of the Agreement, the Company may offer and sell, from time to time, Company common stock through Roth, acting as agent, through an "at the market offering" as defined in Rule 415(a)(4) (the "ATM Offering") promulgated under the Securities Act. To date in September 2026, the Company issued 888,400 shares of common stock through the ATM Offering for aggregate gross proceeds of $0.48 million. After the completion of the foregoing issuances, the Company will have 20,385,780 shares of common stock outstanding.

On August 3, 2026, the Company issued Series I Warrants to purchase up to 37,130,001 shares of common stock in a public offering. The Series I Warrants were initially exercisable into one share of common stock at an exercise price of $0.75 per share and expire on the five-year anniversary of the closing date. The Series I Warrants contain anti-dilution provisions that reduce the exercise price (subject to a floor price) in the event the Company issues common stock or common stock equivalents at a price below the then-current exercise price, other than in connection with certain exempt issuances. Subsequent to the issuance of the shares of common stock in the ATM Offering described above, the exercise price of the Series I Warrants was reduced to $0.51 per share.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

99.1	Press Release dated September 23, 2026

104	Cover page Interactive Data File (formatted as Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOLECULIN BIOTECH, INC.

Date:	September 23, 2026

By:	/s/ Jonathan P. Foster
Jonathan P. Foster